Exhibit 99.1

Traditions Bancorp, Inc.

Contents
Independent Auditor’s Report    2 - 3

Consolidated Financial Statements

Consolidated Balance Sheets    5

Consolidated Statements of Income    6

Consolidated Statements of Comprehensive Income    7

Consolidated Statements of Shareholders’ Equity    8

Consolidated Statements of Cash Flows    9

Notes to Consolidated Financial Statements    10 - 57

Independent Auditor’s Report

Board of Directors
Traditions Bancorp, Inc.
York, Pennsylvania

Opinion

We have audited the consolidated financial statements of Traditions Bancorp, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income (loss), shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.
Philadelphia, Pennsylvania
February 25, 2025

Consolidated Financial Statements

Traditions Bancorp, Inc.

Consolidated Balance Sheets (in thousands, except share data)

December 31,	2024	2023

Assets
Cash and due from banks	$4,282	$5,349
Interest bearing deposits	37,587	7,606

Cash and cash equivalents	41,869	12,955

Securities available-for-sale	98,944	111,817
Loans held-for-sale	14,550	7,213
Loans receivable, net of allowance for credit losses 2024: $4,045 2023: $3,730	670,394	665,083
Investment in restricted bank stocks	3,326	3,072
Property and equipment, net	7,311	7,734
Operating leases right-of-use assets	2,980	3,090
Accrued interest receivable	2,820	2,928
Other assets	27,923	26,181

Total Assets	$870,117	$840,073

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Demand, non-interest bearing	$113,851	$120,686
Interest bearing	635,456	610,365

Total Deposits	749,307	731,051

Long-term borrowings	40,000	32,500
Operating leases liabilities	3,174	3,257
Other liabilities	9,690	9,479

Total Liabilities	802,171	776,287
Commitments and contingencies (see Note 12)

Shareholders' Equity
Common stock, par value $1 per share; 9,996,684 shares authorized; issued and outstanding 2,788,164 shares in 2024 and 2,736,544 shares in 2023	2,788	2,737
Surplus	35,044	34,673
Retained earnings	40,438	37,459
Accumulated other comprehensive loss	(10,324)	(11,083)

Total Shareholders' Equity	67,946	63,786

Total Liabilities and Shareholders' Equity	$870,117	$840,073
See accompanying notes to consolidated financial statements.

Traditions Bancorp, Inc.

Consolidated Statements of Income (in thousands, except share data)

Years Ended December 31,	2024	2023

Interest Income
Loans receivable, including fees	$42,542	$37,730
Securities:
Taxable	1,940	1,812
Tax-exempt	301	309
Federal funds sold and other	365	393

Total Interest Income	45,148	40,244

Interest Expense
Deposits	18,696	12,060
Federal funds purchased and short-term borrowings	162	1,304
Long-term borrowings	1,803	1,031

Total Interest Expense	20,661	14,395

Net interest income	24,487	25,849

Provision for Credit Losses	1,877	424

Net Interest Income After Provision for Credit Losses	22,610	25,425

Noninterest Income
Gain on sale of loans	4,628	3,568
Service charges on deposits	383	379
Electronic banking income	726	754
Income from bank owned life insurance	508	371
Asset management referral fees	276	257
Trading fees	8	92
Other	438	328

Total Noninterest Income	6,967	5,749

Noninterest Expenses
Salaries and employee benefits	14,659	15,612
Occupancy and equipment	3,520	3,102
Advertising and marketing	274	538
Professional fees	651	798
Data processing	1,497	1,302
FDIC deposit insurance	644	634
Bank shares tax	234	187
Loan expenses	469	481
Director fees	302	405
Charitable contributions	478	518
Merger expenses	673	-
Other	1,322	1,533

Total Noninterest Expenses	24,723	25,110

Income before income taxes	4,854	6,064

Income Tax Expense	994	1,135

Net Income	$3,860	$4,929

Earnings per Share, Basic	$1.40	$1.78
Earnings per Share, Diluted	1.39	1.77
See accompanying notes to consolidated financial statements.

Traditions Bancorp, Inc.

Consolidated Statements of Comprehensive Income (in thousands)

Years Ended December 31,	2024	2023

Net Income	$3,860	$4,929

Other Comprehensive Income, Net of Income Tax
Unrealized gains arising on available-for-sale securities, net of income tax of $203 and $204 respectively	759	772

Other comprehensive income, net of income tax	759	772

Total Comprehensive Income	$4,619	$5,701

The remainder of this page is intentionally left blank.

See accompanying notes to consolidated financial statements.

Traditions Bancorp, Inc.

Consolidated Statements of Shareholders’ Equity (in thousands, except share data)

	Common Stock		Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance, January 1, 2023	2,787,510	$2,788	$34,297	$31,753	$(11,855)	$56,983

Net income	-	-	-	4,929	-	4,929
Adjustment due to the adoption of ASC 326, net of tax	-	-	-	2,926	-	2,926
Other comprehensive income, net of taxes	-	-	-	-	772	772
Stock repurchased	(76,015)	(76)	-	(1,270)	-	(1,346)
Stock withheld for payment of taxes	(2,945)	(3)	(49)	-	-	(52)
Stock-based compensation awards	22,194	22	373	-	-	395
Exercise of stock options	5,800	6	52	-	-	58
Cash dividends paid ($0.32 per share)	-	-	-	(879)	-	(879)

Balance, December 31, 2023	2,736,544	$2,737	$34,673	$37,459	$(11,083)	$63,786

Net income	-	-	-	3,860	-	3,860
Other comprehensive income, net of taxes	-	-	-	-	759	759
Stock withheld for payment of taxes	(5,033)	(5)	(81)	-	-	(86)
Stock-based compensation awards	33,848	34	119	-	-	153
Exercise of stock options	22,805	22	333	-	-	355
Cash dividends paid ($0.32 per share)	-	-	-	(881)	-	(881)

Balance, December 31, 2024	2,788,164	$2,788	$35,044	$40,438	$(10,324)	$67,946

The remainder of this page is intentionally left blank.
See accompanying notes to consolidated financial statements.

Traditions Bancorp, Inc.

Consolidated Statements of Cash Flows (in thousands)

Years Ended December 31,	2024	2023

Cash Flows from Operating Activities
Net income	$3,860	$4,929
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for credit losses	1,877	424
Depreciation and amortization expense	926	801
Amortization of securities, net	257	309
Amortization of operating lease right-of-use asset	805	705
Repayment of lease liability	(778)	(668)
Gain on sale of loans	(4,628)	(3,568)
Proceeds from sale of loans	184,326	182,188
Loans originated for sale	(187,035)	(175,202)
Deferred loan costs (fees), net	36	(33)
Loss on sale of fixed assets	-	1
Gain on sale of foreclosed real estate	(22)	-
Deferred income tax expense (benefit)	63	(280)
Stock-based compensation expense	153	395
Net increase in cash surrender value of bank-owned life insurance	(508)	(371)
Increase in operating lease right-of use asset	(221)	(178)
(Increase)decrease in accrued interest receivable and other assets	(1,392)	973
Increase in operating lease liabilities	221	169
Increase in other liabilities	211	889
Net Cash (Used in) Provided by Operating Activities	(1,849)	11,483

Cash Flows from Investing Activities
Proceeds from calls, paydowns and maturities of securities available-for-sale	13,578	13,002
Net redemption of investment in restricted bank stocks	(254)	(252)
Net increase in loans	(7,519)	(70,823)
Purchases of property and equipment	(503)	(1,096)
Proceeds from sale of foreclosed real estate	317	-
Net Cash Provided by (Used in) Investing Activities	5,619	(59,169)

Cash Flows from Financing Activities
Net increase in deposits	18,256	58,757
Net decrease in short-term borrowings	-	(31,249)
Proceeds of long-term borrowings	7,500	27,500
Stock withheld for payment of taxes	(86)	(52)
Common stock repurchased	-	(1,346)
Exercise of stock options	355	58
Cash dividends paid	(881)	(879)
Net Cash Provided by Financing Activities	25,144	52,789

Net increase in cash and cash equivalents	28,914	5,103

Cash and Cash Equivalents, Beginning of Year	12,955	7,852

Cash and Cash Equivalents, End of Year	$41,869	$12,955

Supplementary Cash Flows Information
Interest paid	$21,168	$12,805
Income taxes paid	1,405	1,250
Loans transferred to foreclosed real estate	295	-
Increase to retained earnings for adoption of new accounting standard	-	2,926
Initial recognition of operating lease right of use assets and liabilities	474	887

See accompanying notes to consolidated financial statements.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
1.    Summary of Significant Accounting Policies

The accounting policies discussed below are followed by Traditions Bancorp, Inc. (the “Company”). These policies are in accordance with accounting principles generally accepted in the United States of America and conform to common practices in the banking industry.

Nature of Operations

Traditions Bank (the “Bank”) is a Pennsylvania-chartered commercial bank that is regulated by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation and was incorporated on March 14, 2002 and commenced operations on October 28, 2002 as York Traditions Bank. In June 2014, York Traditions Bank began trading its stock on the OTC Markets under the trading symbol YRKB.

On May 1, 2021, York Traditions Bank formed a holding company, Traditions Bancorp, Inc. All shareholders in York Traditions Bank received one share of the Company in exchange for each share in York Traditions Bank. Following the formation of Traditions Bancorp, Inc., the Bank’s name was changed to Traditions Bank. Traditions Bancorp, Inc. immediately began trading its stock on the OTC Markets under the symbol TRBK.

The Company owns 100% of the stock in Traditions Bank. Traditions Bank operates as a traditional community bank serving the Central Pennsylvania market with an emphasis on commercial and consumer banking.

On July 23, 2024, Traditions Bancorp, Inc. along with ACNB Corporation entered into a definitive merger agreement whereby ACNB will acquire Traditions Bancorp, Inc. and Traditions Bank in an all-stock transaction. Pursuant to the terms of the Definitive Agreement, Traditions shareholders will receive 0.7300 shares of ACNB common stock for each share of Traditions common stock that they own as of the closing date. The transaction is valued at $83.8 million based on the closing share price on January 31, 2025 of $41.10 plus cash in lieu of fractional shares. The transaction closed on February 1, 2025.

Recent Accounting Pronouncements

Accounting Standards Codification (ASC) Topic 326: Financial Instrument – Credit Losses (ASC 326). On January 1, 2023, the Company adopted ASC 326 which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held to maturity debt securities. It also applies to off-balance sheet credit exposures such as loan commitments, standby letters of credit, financial guarantees and other similar instruments. In addition, ASC 326 makes changes to the accounting for credit-related impairment of available-for-sale debt securities by eliminating other-than-temporary impairment charges. Following the expected loss model, credited-related losses on available-for-sale debt securities will be reflected as a valuation allowance for credit losses on those securities.

Accrued interest for all financial instruments is included in a separate line on the face of the Consolidate Balance Sheets. The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on nonaccrual status, which is generally when the instrument is 90 days past due, or earlier if the Company believes the collection of interest is doubtful. The Company has concluded that this policy results in the timely reversal of uncollectible interest.

In adopting ASC 326, the Company utilized the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Accordingly, a cumulative effect transition adjustment was applied to the opening balance of retained earnings, effective January 1, 2023. The transition adjustment of the adoption of CECL included a decrease in the allowance for credit losses on loans of $3,812,000 and an increase in

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
the allowance for credit losses on unfunded loan commitments of $108,000 which resulted in a $2,926,000 after tax increase to retained earnings. The tax effect resulted in a $778,000 decrease to deferred tax assets. There are no credit losses in the available-for-sale security portfolio.

A summary of the financial statement impact upon adoption of ASC 326 is as follows (in thousands):

	Financial Statement Impact of Adoption
(in thousands)	Balance 12/31/2022	Transition Adjustment	Balance 1/1/2023

Assets:
Allowance for credit losses on loans:
Commercial	$(937)	$54	$(883)
Construction and land development	(518)	437	(81)
Farmland	(10)	9	(1)
Residential real estate	(1,739)	245	(1,494)
Commercial real estate	(2,388)	1,535	(853)
Consumer	(21)	(10)	(31)
Unallocated	(1,542)	1,542	-

Liabilities:
Allowance for credit losses on unfunded loan commitments	10	108	118

Retained earnings:
Total pre-tax impact	(7,165)	3,704	(3,461)
Tax impact (deferred)	749	(778)	(29)

Increase (decrease) to retained earnings	(6,416)	2,926	(3,490)

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the consolidated balance sheet date of December 31, 2024 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through February 25, 2025, the date these consolidated financial statements were available to be issued.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with businesses and individuals throughout its market area, which consists of branch and loan origination offices in York, Lancaster and Dauphin Counties in Central Pennsylvania. The types of

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
securities in the Company’s investment portfolio and the types of loans the Company makes to its customers are discussed later in Note 1.
The Company monitors potential concentrations of loans to particular borrowers or groups of borrowers, industries, and geographic regions. The Company also monitors exposures to credit risk that could arise from potential concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g. principal deferral periods, loans with initial interest-only periods, etc.) and loans with high loan to value ratios. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e. balloon payment loans). These loans are underwritten and monitored to manage the associated risks. The Company has determined that there is no concentration of credit risk associated with its lending policies or practices.

Presentation of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and short-term investments purchased with an original maturity date of three months or less. Generally, federal funds are purchased or sold for one-day periods.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets have been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Whenever the requirements for sale treatment have not been met due to control over the transferred financial assets not being surrendered, the transferred loans will continue to be held as mortgage loans held for investment, subject to nonrecourse debt, at fair value, and an associated liability is recorded in nonrecourse debt, at fair value, in the Consolidated Balance Sheets.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash and due from banks and interest-bearing deposits with other banks, which includes restricted cash. Restricted cash includes cash balances provided as collateral on derivative contracts. The Company was not required to maintain restricted cash balances as collateral on derivative contracts on December 31, 2024 and 2023.

Loans Held-for-Sale

Loans held-for-sale consist of residential mortgages. All residential mortgages held-for-sale are sold with servicing released.

Fair Value Option

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Subtopic 825-10 permits entities to measure many financial instruments and certain other items at fair value and requires certain disclosures for items for which the fair value option is applied.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The Company records mortgage loans held-for-sale at fair value. The Company measures mortgage loans held-for-sale at fair value to more accurately reflect the performance of its entire mortgage banking activities in its consolidated financial statements. Derivative financial instruments related to these activities are also recorded at fair value, as detailed in Note 8, “Derivative Financial Instruments.” The Company determines fair value for its mortgage loans held-for-sale based on the price that secondary market investors would pay for loans with similar characteristics, including interest rate and term, as of the date fair value is measured. Changes in fair value during the period are recorded as components of gain on sale of loans on the Consolidated Statements of Income. Interest income earned on mortgage loans held-for-sale is classified within interest income on the Consolidated Statements of Income.

The following presents a summary of the Company’s fair value elections and their impact on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 (in thousands):

December 31, 2024	Cost	Fair Value	Consolidated Balance Sheets Classification	Fair Value Adjustment Gain	Consolidated Statements of Income Classifications

Mortgage loans held-for-sale	$14,191	$14,550	Loans held-for-sale	$359	Gain on sale of loans

December 31, 2023

Mortgage loans held-for-sale	$7,006	$7,213	Loans held-for-sale	$207	Gain on sale of loans

Securities

The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each consolidated balance sheet date. As of December 31, 2024 and 2023, all debt securities in the portfolio are classified as available-for-sale and are recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income or loss. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses on the sale of securities are determined using the specific identification method and recorded on the trade date in the noninterest income section of the Consolidated Statement of Income.

The investment portfolio is classified into the following major security types: U.S. treasury securities, U.S. agency securities, State and municipal securities, Mortgage-backed securities, and Collateralized mortgage obligations.

All state and municipal securities undergo an initial and ongoing credit analysis. The analysis includes the review of various financial and demographic information. All municipal securities have a minimum evaluation rating of ”A” or higher.

All mortgage-backed securities and collateralized mortgage obligations held by the Company are guaranteed by Ginnie Mae, a U.S. government agency, or a government sponsored enterprise (GSEs) Fannie Mae or Freddie Mac. These securities are explicitly guaranteed by the U.S. government or guaranteed by the GSEs that have credit ratings and perceived credit risk comparable to the U.S. government, are highly rated by major rating agencies, and have a history of no credit losses.

For available-for-sale debt securities with an unrealized loss position, the Company will determine whether it has the intent to sell the debt security or whether it is more likely than not it will be required to sell the debt security before

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
the recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value first through the reduction of any previously recognized allowance under CECL and then through a direct write down of the security through the Income Statement. For available-for-sale debt securities that do not meet the criteria, the Company evaluates whether any decline in fair value is due to the credit loss factors. In making this assessment, management considers any changes to the rating of the security by a rating agency and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit loss is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Loans Receivable and Allowance for Credit Losses

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for credit losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Company is amortizing these amounts over the contractual life of the loan using a method that approximates the effective interest method.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90-days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. Past due status is based on contractual terms of the loan. A loan is considered to be past due when a scheduled payment has not been received 30 days after the contractual due date.

When a loan is placed on nonaccrual status, unpaid interest is reversed against interest income. The amount of accrued interest reversed against interest income totaled $253,000 and $116,000 for the years ended December 31, 2024 and 2023, respectively. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

The Company’s loan portfolio is segmented to an appropriate level of disaggregation to allow management to monitor the performance of the borrowers and measure credit risk. Segments are based on the underlying collateral types. For disclosure purposes, the Company does not differentiate between segments and classes. Loans secured by real estate may be made for commercial or consumer purposes.

The loans receivable portfolio is segmented into the following:

Commercial

Commercial loans may be secured or unsecured. Collateral often includes accounts receivable, inventory, and equipment. Repayment is dependent on the successful operation of the borrower’s business and is often susceptible to higher risk during an economic downturn. Commercial loans generally have greater credit risk compared to residential real estate and consumer loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Construction and Land Development

Construction and land development loans generally carry greater credit risk as payment expectations are dependent upon the successful and timely completion of the construction, sales of the subject property, and the operation of the related business. As a result, such loans may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

Farmland and Residential Real Estate

Loans secured by farmland and 1-4 family residential properties have risks depending on the underlying purpose. Loans for consumer purposes are dependent on the creditworthiness of the individual borrower. Loans for a commercial purpose may be dependent on the borrower’s ability to generate a sufficient level of occupancy to produce sufficient rental income or may be dependent on the successful operation of the borrower’s business. The Company requires a maximum loan to value on these loans depending on the collateral type. The loan to value ratio ranges from 90% for a primary residence 1-4 family residential property to 50% for raw farmland.

Commercial Real Estate

Commercial real estate loans secured by nonfarm nonresidential real estate can be owner- or non-owner-occupied. Commercial real estate loans generally have greater credit risk as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Multi-family and non-owner-occupied share similar risk characteristics as repayment is based on occupancy levels and cash flows. Non-owner occupied commercial real estate loans are required to maintain a 75% loan to value ratio and a debt service coverage ratio of 1.2 – 1.4 times depending on collateral type. Owner-occupied nonfarm, nonresidential real estate is dependent on the successful operation of the borrower’s business and requires a loan to value ratio of 80% and a debt service coverage ratio of 1.2 times.

Consumer

Consumer loans may be secured or unsecured. Collateral may include autos, cash, or marketable securities. Such loans generally have smaller balances and are dependent on the creditworthiness of the borrower and their personal financial stability.

The allowance for credit losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for credit losses and subsequent recoveries, if any, are credited to the allowance. The Company has elected to not estimate an allowance for credit losses on accrued interest receivable, as it already has a policy in place to reverse or write-off accrued interest in a timely manner.

The estimate of expected credit losses is based on relevant information about historical events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The Company uses current loan data and loss history, peer bank loss history, calculates the weighted average remaining maturity in each loan category, and plots peer history against various leading economic indicators to provide a forward-looking feature. The Company then takes that information, adds an additional allowance based on custom qualitative factors and specific reserves tied to collateral dependent loans to calculate its allowance for credit losses.

The historical loss rate for the loan portfolio is determined by pooling loans into segments previously noted, which groups loans sharing similar risk characteristics and tracking historical net charge offs to calculate the historical loss rate. The Company has little historical losses relative to peer banks over its history, so the decision was made to use a weighted average for historical losses with Company losses weighted 75% and peer bank losses weighted 25%.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The Company also incorporates a reasonable and supportable loss forecast period to account for the effect of forecasted economic conditions and other factors on the performance of the loan portfolio which could differ from historical loss experience.  Forward looking adjustments considers the macro-economic indicator for each loan pool that most closely resembles historical losses for the respective pool. The forecasted losses for each pool are adjusted for a period up to two years depending on the lag period that applies to the corresponding economic indicator.  The Company generally utilizes a forecast period ranging over 12 - 24 months. For the contractual term that extends beyond the forecast period, the Company immediately reverts to historical loss rates for the respective pool.

The Company uses several qualitative factors to supplement the other elements of its allowance for credit losses calculation under CECL. These qualitative factors are intended to estimate losses that differ from actual historical loss experience. Relevant factors included, but are not limited to, economic trends and conditions such as regional unemployment, experience and depth of lending staff, trends in delinquencies, trends in collateral values, and results of loan reviews and loan-related audits. Although the estimation of credit losses can be somewhat subjective, the application of such qualitative factors must be reasonable and supportable.

Under the CECL methodology, collateral dependent loans are those loans that are non-accruing and on which the borrowers cannot demonstrate the ability to make and are not making regularly scheduled loan payments, thereby making repayment of the loan dependent upon the operation or sale of the collateral securing the loan. Collateral dependent loans are evaluated individually as they do not share similar risk characteristics with other loans and are removed from their respective homogeneous pools.  Under CECL, for collateral dependent loans, the Company has adopted the practical expedient to measure the allowance for credit losses based on the fair value of the collateral.

The Company's policy is to obtain third-party appraisals on any significant pieces of collateral held on collateral dependent loans. For such loans secured by real estate, the Company's policy is to estimate the allowance by discounting the appraised value by 30%, which considers estimated selling costs and additional discounts estimated to be incurred in a sale. For real estate collateral that is considered special- or limited-purpose or in industries that are undergoing heightened stress, the Company may further discount the collateral values. For non-real estate collateral secured loans, the Company generally discounts values by 20%-40% depending on the nature and marketability of the collateral. This provides for selling costs and liquidity discounts that are usually incurred when disposing of non-real estate collateral.

Modifications to borrowers experiencing financial difficulty may include interest rate reductions, principal or interest forgiveness, forbearances, term extensions, and other actions intended to minimize economic loss and to avoid foreclosure or repossession of collateral.

The Company maintains an allowance for credit losses for lending-related commitments such as unfunded loan commitments and letters of credit. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit unless that obligation is unconditionally cancellable by the Company. The allowance for lending-related commitments on off-balance sheet credit exposures is adjusted as a provision for credit losses. The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans and discussed previously in Note 1. The allowance for credit losses for unfunded loan commitments of $118,000 and $162,000 at December 31, 2024 and 2023, respectively, were classified on the Consolidated Balance Sheets within other liabilities.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives and amortization of leasehold improvements is computed

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
on the straight-line method over the shorter of the assets’ estimated useful lives or lease term of the related assets, as follows:

Years

Buildings and leasehold improvements	10 - 30
Furniture, fixtures and equipment	3 - 7
Software	3 - 5

Investment in Restricted Bank Stocks

Investment in restricted bank stocks, which represent required investments in the common stock of correspondent banks, is carried at cost and consists of the common stock of the Federal Home Loan Bank of Pittsburgh (“FHLB”) of $3,286,000 and $3,032,000 as of December 31, 2024 and 2023, respectively, and Atlantic Community Bancshares, Inc. of $40,000 as of December 31, 2024 and 2023.

Bank Owned Life Insurance

The Company invests in bank-owned life insurance (“BOLI”) as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the policies. This life insurance investment is carried at the cash surrender value of the underlying policies and reported in other assets on the Consolidated Balance Sheet. Income from the increase in the cash surrender value of the policies is included with noninterest income on the Consolidated Statements of Income.

Derivative Financial Instruments

Derivatives are recorded on the Consolidated Balance Sheets at fair value on a gross basis in other assets and/or other liabilities. The accounting for changes in value of a derivative depends on the type of hedge and on whether or not the transaction has been designated and qualifies for hedge accounting. Derivatives that are not designated as hedges are reported and measured at fair value through earnings in noninterest income on the Consolidated Statements of Income.

In connection with its mortgage banking activities, the Company enters into commitments to originate certain fixed-rate and adjustable-rate residential mortgage loans for customers, also referred to as interest rate locks. In addition, the Company enters into forward commitments for the future sales or purchases of mortgage-backed securities to or from third-party counterparties to hedge the effect of changes in interest rates on the values of both the interest rate locks and mortgage loans held for sale. Forward sales commitments may also be in the form of commitments to sell individual mortgage loans at a price at a future date. Both the interest rate locks and the forward commitments are accounted for as derivatives and carried at fair value, determined as the amount that would be necessary to settle each derivative financial instrument at the reporting date. Gross derivative assets and liabilities are recorded within other assets and other liabilities on the Consolidated Balance Sheets, with changes in fair value during the period recorded within gain on sale of loans on the Consolidated Statements of Income.

The Company enters into interest rate swaps with certain qualifying commercial loan customers to meet their interest rate risk management needs. The Company simultaneously enters into interest rate swaps with dealer counterparties, with identical notional amounts and terms. The net result of these interest rate swaps is that the customer pays a fixed rate of interest, and the Company receives a floating rate. The Company’s interest rate swaps are used to facilitate risk management strategies for our loan customers. Due to the nature of the terms of the interest rate swaps, the changes in fair value generally offset. There are inherently differences in credit risk within these

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
offsetting interest rate swaps; however, the resultant impact is immaterial. At December 31, 2024 and 2023, none of the Company’s interest rate swap derivatives are designated as hedges.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs totaled $189,000 and $395,000 for the years ended December 31, 2024 and 2023, respectively.

Per Share Data

Basic earnings per share is calculated as net income, less income allocated to participating securities, divided by the weighted average number of shares outstanding during the period, excluding unvested shares of restricted stock and restricted stock units. For the Company, participating securities are comprised of unvested shares of restricted stock and restricted stock units. Diluted earnings per share is calculated as net income available to shareholders divided by the weighted average number of shares outstanding plus shares that would have been outstanding if dilutive potential shares had been issued, as well as any adjustments to income that would result from the assumed issuance. Potential shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method. All share and per share amounts are adjusted for stock dividends that are declared prior to the issuance of the consolidated financial statements.

The computation of earnings per share for the years ended December 31, 2024 and 2023 is provided below (in thousands, except per share data):

	2024	2023

Net income	$3,860	$4,929
Less: income allocated to participating securities	3	34
Adjusted net income	3,857	4,895

Weighted average shares outstanding (basic)	2,755	2,750
Weighted average participating securities (basic)	9	21
Effect of common stock equivalents	12	16
Weighted average shares outstanding (diluted)	2,776	2,787

Basic earnings per share	$1.40	$1.78
Diluted earnings per share	$1.39	$1.77

Anti-dilutive stock options excluded from the computation of earnings per share	3	14

Stock-Based Compensation

The Company follows the provisions of FASB ASC 718-10 to account for its stock compensation plans. This guidance requires an entity to recognize the expense of employee services received in share-based payment transactions and measure the expense based on the grant date fair value of the award. The expense is recognized over the period during which an employee is required to provide service in exchange for the award. The Company’s policy is to recognize forfeitures as they occur. In accordance with the plan agreements, the signing of the definitive

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
agreement with ACNB in July 2024 caused all instruments to fully vest and recognize all unamortized expense through merger expenses on the Income Statement.

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the asset and liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the term sustained upon examination also includes resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. At December 31, 2024 and 2023, the Company did not have any uncertain tax positions.

The Company recognizes interest and penalties on income taxes as a component of income tax expense. There were no interest and penalties in 2024 and 2023. With limited exception, tax years prior to 2021 are no longer subject to examination by tax authorities.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the Consolidated Balance Sheets when they are funded.

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available-for-sale, are reported as a separate component of the shareholders’ equity section of the Consolidated Balance Sheet, such items, along with net income, are components of comprehensive income (loss).

Leases

We determine if an arrangement contains a lease at inception, and leases are classified as either operating or finance leases at the lease commencement date. An arrangement contains a lease if it implicitly or explicitly identifies an asset to be used and conveys the right to control the use of the identified asset in exchange for consideration. Right-of-use (ROU) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets are included in other assets and lease

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
liabilities are included in other liabilities on the Consolidated Balance Sheets. ROU assets and lease liabilities are recognized upon commencement of the lease based on the present value of the lease payment over the lease term. As most of our leases do not provide an implicit interest rate, we generally use our incremental borrowing rate based on the estimated rate of interest for fully collateralized and fully amortizing borrowings over a similar term of the lease payments at commencement date to determine the present value of lease payments. When readily determinable, we use the implicit rate. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for operating leases and short-term leases is recognized on a straight-line basis over the lease term. Expenses associated with operating leases are included in noninterest expenses on our Consolidated Statements of Income. Short-term leases with a term of 12 months or less are not capitalized. Payments made on operating leases are classified within operating activities on the Consolidated Statement of Cash Flows.

2.    Securities Available-for-Sale

A summary of amortized cost and fair values of securities available-for-sale as of December 31, 2024 and 2023 is as follows (in thousands):

December 31, 2024	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. treasury securities	$10,074	$-	$(499)	$9,575
U.S. agency securities	11,977	-	(593)	11,384
State and municipal securities	13,585	3	(948)	12,640
Mortgage-backed securities	53,668	2	(6,704)	46,966
Collateralized mortgage obligations	22,708	-	(4,329)	18,379

	$112,012	$5	$(13,073)	$98,944

December 31, 2023	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. treasury securities	$14,081	$-	$(871)	$13,210
U.S. agency securities	12,927	-	(926)	12,001
State and municipal securities	13,704	26	(825)	12,905
Mortgage-backed securities	61,337	1	(7,046)	54,292
Collateralized mortgage obligations	23,798	-	(4,389)	19,409

	$125,847	$27	$(14,057)	$111,817

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following shows the Company’s securities’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. treasury securities	$-	$-	$9,575	$(499)	$9,575	$(499)
U.S. agency securities	-	-	11,384	(593)	11,384	(593)
State and municipal securities	1,821	(20)	9,840	(928)	11,661	(948)
Mortgage-backed securities	97	(1)	46,703	(6,703)	46,800	(6,704)
Collateralized mortgage obligations	-	-	18,380	(4,329)	18,380	(4,329)

	$1,918	$(21)	$95,882	$(13,052)	$97,800	$(13,073)

December 31, 2023	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. treasury securities	$-	$-	$13,210	$(871)	$13,210	$(871)
U.S. agency securities	-	-	12,001	(926)	12,001	(926)
State and municipal securities	1,372	(10)	8,894	(815)	10,266	(825)
Mortgage-backed securities	2	-	54,219	(7,046)	54,221	(7,046)
Collateralized mortgage obligations	-	-	19,409	(4,389)	19,409	(4,389)

	$1,374	$(10)	$107,733	$(14,047)	$109,107	$(14,057)

At December 31, 2024, the Company had 137 securities in an unrealized loss position for 12 months or more and 10 securities in an unrealized loss position less than 12 months, none of which exceeded 25.83% of the security’s carrying amount. At December 31, 2023, the Company had 146 securities in an unrealized loss position for 12 months or more and 8 securities in an unrealized loss position less than 12 months, none of which exceeded 24.68% of the security’s carrying amount.

All of the securities that were in an unrealized loss position at December 31, 2024 and 2023, are bonds the Company has determined are in a loss position due primarily to interest rate factors and not credit quality concerns. In management’s opinion, based on third party credit ratings and the amount of the impairment, credit risk for these securities is minimal. Management has the intent and ability to hold debt securities until recovery and does not believe it will have to sell the securities prior to recovery.

At December 31, 2024 and 2023, there was no allowance for credit losses related to the available-for-sale portfolio. Accrued interest receivable on available-for-sale debt securities totaled $313,000 and $308,000 at December 31, 2024 and 2023, respectively, and was excluded from the estimate of credit losses.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The amortized cost and fair value of securities as of December 31, 2024, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without any penalty (in thousands):

	Amortized Cost	Fair Value

Due in one year or less	$8,469	$8,287
Due after one year through five years	15,548	14,501
Due after five years through ten years	6,971	6,331
Due after ten years	4,648	4,480
Mortgage-backed securities	53,668	46,966
Collateralized mortgage obligations	22,708	18,379

	$112,012	$98,944

Securities with a fair value of $28,089,000 and $25,972,000 were pledged as collateral on deposits as of December 31, 2024 and 2023, respectively.

There were no gross gains or losses on the sale or call of securities in 2024 and 2023.

3.    Loans Receivable

The composition of net loans receivable consists of the following as of December 31, 2024 and 2023 (in thousands):

	2024	2023

Commercial	$88,650	$95,634
Construction and land development	41,103	49,028
Farmland	276	280
Residential real estate	270,530	264,375
Commercial real estate	272,171	257,809
Consumer	1,709	1,687

Total loans	674,439	668,813
Allowance for credit losses	(4,045)	(3,730)

Net Loans	$670,394	$665,083

The above amounts are recorded net of unamortized deferred fees of $814,000 and $778,000 at December 31, 2024 and 2023, respectively.

The Company elected to exclude accrued interest receivable from the amortized cost basis of loans disclosed throughout this footnote. As of December 31, 2024 and 2023, accrued interest receivable for loans totaled $2,508,000 and $2,620,000, respectively, and is included in the accrued interest receivable line item on the Company’s Consolidated Balance Sheet.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Management monitors the performance and credit quality of the loan portfolio by analyzing the length of time a recorded payment is past due, by aggregating loans based on their delinquencies. The following table presents an aging of the payment status of the Company’s loans as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	Current	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days (Still Accruing)	Non-Accrual	Total

Commercial	$88,640	$10	$-	$-	$-	$88,650
Construction and land development	41,103	-	-	-	-	41,103
Farmland	276	-	-	-	-	276
Residential real estate	265,276	1,381	34	-	3,839	270,530
Commercial real estate	271,536	83	-	-	552	272,171
Consumer	1,709	-	-	-	-	1,709

	$668,540	$1,474	$34	$-	$4,391	$674,439

December 31, 2023	Current	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days (Still Accruing)	Non-Accrual	Total

Commercial	$95,122	$-	$-	$-	$512	$95,634
Construction and land development	49,028	-	-	-	-	49,028
Farmland	280	-	-	-	-	280
Residential real estate	260,792	133	579	-	2,871	264,375
Commercial real estate	257,222	-	-	-	587	257,809
Consumer	1,687	-	-	-	-	1,687

	$664,131	$133	$579	$-	$3,970	$668,813

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Nonaccrual and Nonperforming Loans

The following table is a summary of the Company’s nonaccrual loans by major categories for the periods indicated (in thousands).

	December 31, 2024
	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans

Commercial	$-	$-	$-
Construction and land development	-	-	-
Farmland	-	-	-
Residential real estate	3,577	262	3,839
Commercial real estate	552	-	552
Consumer	-	-	-

Total	$4,129	$262	$4,391

	December 31, 2023
	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans

Commercial	$512	$-	$512
Construction and land development	-	-	-
Farmland	-	-	-
Residential real estate	1,839	1,032	2,871
Commercial real estate	587	-	587
Consumer	-	-	-

Total	$2,938	$1,032	$3,970

There is no interest income recognized during the period a loan is on nonaccrual status. The Company follows its nonaccrual policy of reversing contractual interest income in the income statement when a loan is placed on nonaccrual status. The Company did not recognize interest income on nonaccrual loans during the twelve months ended December 31, 2024 and 2023.

Residential real estate mortgages totaling $861,000 and $1,033,000 were in the process of foreclosure as of December 31, 2024 and 2023, respectively. There were no residential real estate mortgages in foreclosed real estate at December 31, 2024 and 2023.

Collateral -Dependent Loans

The Company identifies loans in which the borrower cannot demonstrate the ability to make regularly scheduled payments and the repayment of the loan is dependent upon the operation or sale of the collateral of the loan. These collateral dependent loans are evaluated individually for allowance for credit losses based on the fair value of the collateral. The Company believes that there is no significant over-coverage of collateral for any of the loans noted below.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table presents an analysis of collateral-dependent loans of the Company by class of loans as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	Residential Property	Business Assets	Commercial Property	Total Collateral-Dependent Loans

Commercial	$-	$-	$-	$-
Construction and land development	-	-	-	-
Farmland	-	-	-	-
Residential real estate	3,758	-	-	3,758
Commercial real estate	-	-	438	438
Consumer	-	-	-	-

Total	$3,758	$-	$438	$4,196

December 31, 2023	Residential Property	Business Assets	Commercial Property	Total Collateral-Dependent Loans

Commercial	$-	$512	$-	$512
Construction and land development	-	-	-	-
Farmland	-	-	-	-
Residential real estate	2,551	-	-	2,551
Commercial real estate	-	-	457	457
Consumer	-	-	-	-

Total	$2,551	512	$457	$3,520

Loan Modifications

The Company closely monitors the performance of all loans that are modified to borrowers experiencing financial difficulty to better understand the effectiveness of its modification efforts. These modifications may or may not extend the term of the loan, provide for an adjustment to the interest rate, lower the payment amount, or otherwise delay payments during a defined period for the purpose of providing borrowers additional time to return to compliance with the original loan terms.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table presents the amortized cost of loans that were both experiencing financial difficulty and modified during the years ended December 31, 2024 and 2023, by class and modification type. The percentage of the amortized cost of loans that were modified to borrowers in financial distress as compared to the amortized cost of each class of financing receivable and the financial effect of the modification is also presented below (dollar amounts in thousands):

December 31, 2024	Payment Delay	Combination Term Extension and Payment Delay	% of Total Class of Financing Receivable	Weighted- Average Payment Delay		Weighted- Average Term Extension

Commercial	$-	$-	-%	-	Mo	-	Mo
Construction and land development	-	-	-	-		-
Farmland	-	-	-	-		-
Residential real estate	3,768	-	1.4	3.1		-
Commercial real estate	-	-	-	-		-
Consumer	-	-	-	-		-

Total	$3,768	$-	1.4%	3.1	Mo	-	Mo

December 31, 2023	Payment Delay	Combination Term Extension and Payment Delay	% of Total Class of Financing Receivable	Weighted- Average Payment Delay		Weighted- Average Term Extension

Commercial	$-	$-	-%	-	Mo	-	Mo
Construction and land development	-	-	-	-		-
Farmland	-	-	-	-		-
Residential real estate	844	317	0.4	3.1		4
Commercial real estate	-	-	-	-		-
Consumer	-	-	-	-		-

Total	$844	$317	0.4%	3.1	Mo	4	Mo

The Company has not committed to lend additional amounts to the borrowers included in the table above.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table summarizes the performance of such loans that have been modified to borrowers experiencing financial difficulties in the last 12 months (in thousands):

December 31, 2024	Current	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Financial Difficulty Modification Loans

Commercial	$-	$-	$-	$-	$-
Construction and land development	-	-	-	-	-
Farmland	-	-	-	-	-
Residential real estate	3,263	505	-	-	3,768
Commercial real estate	-	-	-	-	-
Consumer	-	-	-	-	-

Total	$3,263	$505	$-	$-	$3,768

Upon the Company’s determination that a modified loan (or portion of a loan) has substantially been deemed uncollectible, the loan (or portion of the loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

There were no payment defaults during the year ended December 31, 2024 for loans modified to borrowers experiencing financial difficulty.

Allowance for Credit Losses

The Company monitors ongoing risk for loans with a commercial purpose using a nine-point internal grading system. The first five rating categories, representing the lowest risk to the Company, are combined and given a Pass rating. The Special Mention category includes loans that have potential weaknesses that may, if not monitored or corrected, weaken the asset or inadequately protect the Company’s position at some future date. These assets pose elevated risk, but their weakness does not justify a more severe, or criticized rating.

Management generally follows regulatory definitions in assigning criticized ratings to loans, including substandard, doubtful, or loss. Substandard loans are classified as they have a well-defined weakness or weaknesses that jeopardize liquidation of the debt. These loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Substandard loans include loans that management has determined are not adequately protected by current cash flows or net worth of the borrower. A doubtful loan has the same weaknesses as a substandard loan, however, collection or liquidation of principal in full is questionable and improbable. For doubtful loans, loss is present but may not be determined until specific factors occur. Loss assets are considered uncollectible, as the underlying borrowers are often in bankruptcy, have suspended debt repayments, or ceased business operations. Once a loan is classified as Loss, there is little prospect of collecting the loan’s principal or interest and it is generally written off.
Loans with a consumer purpose, which also includes certain commercial loans, construction and land development loans, and residential loans, are not-rated and are monitored based on the length of time a loan is past due. Not-rated loans are categorized as either Performing or Non-performing. Non-performing loans would be those in non-accrual status, which generally occurs when a loan is maintained on a cash basis due to deterioration in the financial

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
condition of the borrower, full payment of principal or interest is not expected, or principal or interest has been in default for a period of 90 days or more.

The Company’s Senior Credit Committee, which meets weekly, monitors loan quality on an ongoing basis. The Credit Review Committee meets quarterly and reviews the ratings of all criticized loans. In addition, an independent third-party performs a semi-annual loan review. The review focuses on a sample of business purpose loans, and all previously criticized loans over a certain dollar threshold.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table presents the Company’s loan portfolio based on its internal risk rating system by origination year as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	2024	2023	2022	2021	2020	Prior	Revolving	Total

Commercial
Pass	$11,272	13,633	14,186	13,216	4,487	7,113	21,960	85,867
Special mention	-	-	-	-	191	-	2,212	2,403
Substandard	-	32	-	-	-	68	222	322
Doubtful	-	-	-	-	-	-	-	-
Not-rated	-	58	-	-	-	-	-	58
Total commercial	11,272	13,723	14,186	13,216	4,678	7,181	24,394	88,650
Gross charge-offs, YTD	$-	-	-	2	1,595	1	-	1,598

Non-rated loans:
Performing	-	58	-	-	-	-	-	58
Non-performing	-	-	-	-	-	-	-	-
Total non-rated commercial	$-	58	-	-	-	-	-	58

Construction and land development
Pass	5,586	2,665	2,581	600	-	35	-	11,467
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	27,703	1,251	627	-	55	-	-	29,636
Total construction and land development	33,289	3,916	3,208	600	55	35	-	41,103
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	27,703	1,251	627	-	55	-	-	29,636
Non-performing	-	-	-	-	-	-	-	-
Total non-rated construction and land development	27,703	1,251	627	-	55	-	-	29,636

Farmland
Pass	-	-	-	-	179	-	97	276
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total Farmland	-	-	-	-	179	-	97	276
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated farmland	-	-	-	-	-	-	-	-

Residential real estate
Pass	6,864	12,511	14,733	10,119	4,403	21,458	1,772	71,860
Special mention	-	-	-	-	-	-	-	-
Substandard	-	67	-	-	-	184	-	251
Doubtful	-	-	-	-	-	-	-	-
Not-rated	14,460	24,288	63,323	34,564	17,684	11,582	32,518	198,419
Total residential real estate	21,324	36,866	78,056	44,683	22,087	33,224	34,290	270,530
Gross charge-offs, YTD	-	-	7	3	-	2	2	14

Non-rated loans:
Performing	14,372	23,999	61,902	34,380	17,165	10,505	32,441	194,764
Non-performing	88	289	1,421	184	519	1,077	77	3,655
Total non-rated residential real estate	14,460	24,288	63,323	34,564	17,684	11,582	32,518	198,419

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

	2024	2023	2022	2021	2020	Prior	Revolving	Total

Commercial real estate
Pass	28,446	39,378	54,190	56,643	18,693	72,540	936	270,826
Special mention	-	-	-	-	-	32	-	32
Substandard	-	-	438	-	-	875	-	1,313
Doubtful	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total commercial real estate	28,446	39,378	54,628	56,643	18,693	73,447	936	272,171
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated commercial real estate	-	-	-	-	-	-	-	-

Consumer
Pass	-	-	-	-	-	-	-	-
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	18	34	-	31	2	4	1,620	1,709
Total consumer	18	34	-	31	2	4	1,620	1,709
Gross charge-offs, YTD	-	-	18	-	-	-	-	18

Non-rated loans:
Performing	18	34	-	31	2	4	1,620	1,709
Non-performing	-	-	-	-	-	-	-	-
Total non-rated consumer	18	34	-	31	2	4	1,620	1,709

Total loans
Pass	$52,168	68,187	85,690	80,578	27,762	101,146	24,765	440,296
Special mention	-	-	-	-	191	32	2,212	2,435
Substandard	-	99	438	-	-	1,127	222	1,886
Doubtful	-	-	-	-	-	-	-	-
Not-rated	42,181	25,631	63,950	34,595	17,741	11,586	34,138	229,822
Total loans	94,349	93,917	150,078	115,173	45,694	113,891	61,337	674,439
Total gross charge-off’s YTD	$-	-	25	5	1,595	3	2	1,630

Non-rated loans:
Performing	42,093	25,342	62,529	34,411	17,222	10,509	34,061	226,167
Non-performing	88	289	1,421	184	519	1,077	77	3,655
Total non-rated loans	$42,181	25,631	63,950	34,595	17,741	11,586	34,138	229,822

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31, 2023	2023	2022	2021	2020	2019	Prior	Revolving	Total

Commercial
Pass	$15,893	$20,159	$14,582	$7,613	$2,854	$6,947	$26,624	$94,672
Special mention	-	-	-	-	-	-	182	182
Substandard	-	346	2	83	56	117	90	694
Doubtful	-	-	-	-	-	-	-	-
Not-rated	86	-	-	-	-	-	-	86
Total commercial	15,979	20,505	14,584	7,696	2,910	7,064	26,896	95,634
Gross charge-offs, YTD	$-	$-	$-	$-	$-	$81	$66	$147

Non-rated loans:
Performing	86	-	-	-	-	-	-	86
Non-performing	-	-	-	-	-	-	-	-
Total non-rated commercial	$86	$-	$-	$-	$-	$-	$-	$86

Construction and land development
Pass	5,751	22,248	619	-	-	123	-	28,741
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	17,589	2,233	367	98	-	-	-	20,287
Total construction and land development	23,340	24,481	986	98	-	123	-	49,028
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	17,589	2,233	367	98	-	-	-	20,287
Non-performing	-	-	-	-	-	-	-	-
Total non-rated construction and land development	17,589	2,233	367	98	-	-	-	20,287

Farmland
Pass	-	-	-	190	-	34	56	280
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total Farmland	-	-	-	190	-	34	56	280
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated farmland	-	-	-	-	-	-	-	-

Residential real estate
Pass	9,693	15,201	10,831	5,467	12,881	11,465	2,135	67,673
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	69	-	69
Doubtful	-	-	-	-	-	-	-	-
Not-rated	23,219	67,592	41,402	20,014	4,527	9,376	30,503	196,633
Total residential real estate	32,912	82,793	52,233	25,481	17,408	20,910	32,638	264,375
Gross charge-offs, YTD	-	5	1	-	-	-	-	6

Non-rated loans:
Performing	23,219	66,323	41,286	19,355	4,237	8,839	30,503	193,762
Non-performing	-	1,269	116	659	290	537	-	2,871
Total non-rated residential real estate	23,219	67,592	41,402	20,014	4,527	9,376	30,503	196,633

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

	2023	2022	2021	2020	2019	Prior	Revolving	Total

Commercial real estate
Pass	40,072	46,654	60,091	19,921	16,842	68,394	535	252,509
Special mention	-	-	-	-	-	35	-	35
Substandard	-	296	-	-	391	4,578	-	5,265
Doubtful	-	-	-	-	-	-	-	-
Not-rated	-	-	-	-	-	-	-	-
Total commercial real estate	40,072	46,950	60,091	19,921	17,233	73,007	535	257,809
Gross charge-offs, YTD	-	-	-	-	-	-	-	-

Non-rated loans:
Performing	-	-	-	-	-	-	-	-
Non-performing	-	-	-	-	-	-	-	-
Total non-rated commercial real estate	-	-	-	-	-	-	-	-

Consumer
Pass	-	-	-	-	-	-	-	-
Special mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Not-rated	56	88	1	9	-	6	1,527	1,687
Total consumer	56	88	1	9	-	6	1,527	1,687
Gross charge-offs, YTD	-	-	-	6	-	-	-	6

Non-rated loans:
Performing	56	88	1	9	-	6	1,527	1,687
Non-performing	-	-	-	-	-	-	-	-
Total non-rated consumer	56	88	1	9	-	6	1,527	1,687

Total loans
Pass	$71,409	$104,262	$86,123	$33,191	$32,577	$86,963	$29,350	$443,875
Special mention	-	-	-	-	-	35	182	217
Substandard	-	642	2	83	447	4,764	90	6,028
Doubtful	-	-	-	-	-	-	-	-
Not-rated	40,950	69,913	41,770	20,121	4,527	9,382	32,030	218,693
Total loans	112,359	174,817	127,895	53,395	37,551	101,144	61,652	668,813
Total gross charge-off’s YTD	$-	$5	$1	$6	$-	$81	$66	$159

Non-rated loans:
Performing	40,950	68,644	41,654	19,462	4,237	8,845	32,030	215,822
Non-performing	-	1,269	116	659	290	537	-	2,871
Total non-rated loans	$40,950	$69,913	$41,770	$20,121	$4527	$9,382	$32,030	$218,693

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table presents the activity in the allowance for credit losses by loan portfolio segment for the year ended December 31, 2024 and 2023 under the CECL methodology (in thousands):

December 31, 2024	Commercial	Construction and Land Development	Farmland	Residential Real Estate	Commercial Real Estate	Consumer	Unallocated	Total

Allowance for credit losses:
Beginning balance	$852	$262	$-	$1,787	$808	$21	$-	$3,730
Charge-offs	(1,598)	-	-	(14)	-	(18)	-	(1,630)
Recoveries	20	-	-	3	-	1	-	24
Provision for credit losses on loans	1,624	(148)	1	436	(13)	21	-	1,921

Total ending allowance balance	$898	$114	$1	$2,212	$795	$25	$-	$4,045

December 31, 2023	Commercial	Construction and Land Development	Farmland	Residential Real Estate	Commercial Real Estate	Consumer	Unallocated	Total

Allowance for credit losses:
Beginning balance, prior to the adoption of CECL	$937	$518	$10	$1,739	$2,388	$21	$1,542	$7,155
Adjustment due to the adoption of CECL	(54)	(437)	(9)	(245)	(1,535)	10	(1,542)	(3,812)
Charge-offs	(147)	-	-	(6)	-	(6)	-	(159)
Recoveries	164	-	-	1	-	1	-	166
Provision for credit losses on loans	(48)	181	(1)	298	(45)	(5)	-	380

Total ending allowance balance	$852	$262	$-	$1,787	$808	$21	$-	$3,730

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following table summarizes the activity in the allowance for credit losses for unfunded loan commitments for the year ended December 31, 2024 and 2023 (in thousands):

($ in thousands)	Total Allowance for Credit Losses – Unfunded Loan Commitments

Beginning balance at December 31, 2023	$162
Charge-offs	-
Recoveries	-
Reversal of provision for credit losses	(44)

Ending balance at December 31, 2024	$118

($ in thousands)	Total Allowance for Credit Losses – Unfunded Loan Commitments

Beginning balance at December 31, 2022	$10
Adjustment due to the adoption of CECL	108
Charge-offs	-
Recoveries	-
Provision for credit losses	44

Ending balance at December 31, 2023	$162

4.     Property and Equipment

The components of property and equipment consist of the following as of December 31, 2024 and 2023 (in thousands):

	2024	2023

Land	$985	$985
Building and leasehold improvements	9,446	8,861
Furniture, fixtures and equipment	5,225	4,624
Software	1,831	1,829
Construction in process	-	685
	17,487	16,984

Accumulated depreciation	(10,176)	(9,250)

	$7,311	$7,734

Depreciation expense was $926,000 and $801,000 in 2024 and 2023, respectively.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
5.     Deposits

The components of deposits consist of the following as of December 31, 2024 and 2023 (in thousands):

	2024	2023
Demand, non-interest bearing	$113,851	$120,686
Demand, interest bearing	113,055	109,073
Savings and money market	327,810	249,451
Time, $250 and over	32,299	33,757
Time, other	162,292	218,084

	$749,307	$731,051

As of December 31, 2024, the scheduled maturities of time deposits are as follows (in thousands):

Year ending December 31,
2025	$170,815
2026	10,859
2027	10,150
2028	1,963
2029	804
Thereafter	-

$194,591

Advance payments by borrowers in escrow for taxes and insurance is included in the Demand, non-interest bearing deposit category. As of December 31, 2024 and 2023, the amount of advance payments by borrowers for taxes and insurance was $1,494,000 and $2,983,000 respectively.

Deposit overdrafts, which are immaterial, are included within “Loans receivables” on the Consolidated Balance Sheets.

6.     Borrowings

The Company has a $7,000,000 unsecured federal funds line of credit with Atlantic Community Bankers Bank. There were no federal funds purchased outstanding at December 31, 2024 and December 31, 2023.

Other available credit consists of access to the Federal Reserve Discount Window. The Company had $3,222,000 and $3,108,000 of availability at December 31, 2024 and 2023, respectively. There were no borrowings outstanding at the Discount Window at December 31, 2024 and 2023.

The Company has an agreement with the Federal Home Loan Bank of Pittsburgh (“FHLB”) which allows for borrowings up to a percentage of qualifying assets. All FHLB advances are collateralized by a security agreement covering qualifying loans. As of December 31, 2024, qualifying loans totaled $531,819,000. In addition, all FHLB advances are secured by the FHLB capital stock owned by the Company having a par value of $3,286,000 and $3,032,000 at December 31, 2024 and 2023, respectively. The Company can borrow a maximum of $343,974,000 from the FHLB.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

There were no short-term borrowings with original maturities of three months or less outstanding at December 31, 2024 and 2023.

A summary of long-term debt as of December 31 is as follows (dollars in thousands):

	2024		2023
	Amount	Rate	Amount	Rate

FHLB fixed-rate advances maturing:
2025	$32,500	4.64%	$32,500	4.64%
2026	2,500	5.22	-	-
2027	5,000	5.08	-	-

	$40,000	4.73%	$32,500	4.64%

7.     Leases

The Company enters into leases in the normal course of business. As of December 31, 2024, the Company leased seven locations. All of the Company’s leases are operating leases and the lease agreements have maturity dates ranging from September 2026 through April 2034, some of which include options for multiple five or ten year extensions. The payment structure of the operating leases is fixed rental payments with lease payments increasing on pre-determined dates at either a pre-determined amount or change in the consumer price index. The Company includes lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain the Company will exercise the option. As permitted by applicable accounting standards, the Company has elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on the Company’s Consolidated Balance Sheets.

The rental expense of operating leases, which is included in occupancy and equipment on the Consolidated Statements of Income, was $805,000 and $705,000 in 2024 and 2023, respectively. This includes rental expense on leases with an original lease term of 12 months or less which was immaterial for 2024 and 2023. The cash paid against the lease liability for the years ended December 31, 2024 and 2023, was $778,000 and $668,000, respectively.

Below is a summary of the operating lease right-of-use assets and related lease liabilities, as well as the weighted average lease term (in years) and weighted average discount rate as of December 31, 2024 and 2023 (dollar amounts in thousands).

	2024		2023

Right-of-use asset	$2,980		$3,090
Lease liability	$3,174		$3,257
Weighted average remaining lease term (in years)	6.08		6.74
Weighted average discount rate	3.74	3%	3.47%

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Future minimum payments for operating leases with initial terms of one year or more as of December 31, 2024 is as follows (in thousands):

2025	$710
2026	698
2027	606
2028	349
2029	362
Thereafter	886

Total lease payments	3,611
Less imputed interest	(437)

Total	$3,174

8.     Derivative Financial Instruments

The following presents a summary of the notional amounts and fair values of derivative financial instruments as of December 31, 2024 and 2023 (in thousands):

	2024		2023
	Asset (Liability) Fair Value	Notional Amount	Asset (Liability) Fair Value	Notional Amount

Interest rate lock commitments:
Assets	$1,013	$52,481	$925	$43,387
Liabilities	-	-	-	-

Forward commitments:
Assets	41	16,441	-	4,298
Liabilities	(1)	1,981	(64)	7,750

Interest rate swaps
Assets	5,464	52,421	4,920	52,775
Liabilities	(5,464)	52,421	(4,920)	52,775

Total Derivative Instruments Asset	$6,518		$5,845
Total Derivative Instruments Liabilities	$(5,465)		$(4,984)

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

The Company’s derivative instruments are carried at fair value in the Company’s financial statements. Asset-related derivatives are included in other assets on the Consolidated Balance Sheets. Liability-related derivatives are included in other liabilities on the Consolidated Balance Sheets.

The following presents a summary of the fair value gains and losses on derivative financial instruments for the years ended December 31, 2024 and 2023 (in thousands):

	Fair Value Gains (Losses)
	2024	2023	Consolidated Statements of Income Classification

Interest rate locks with customers	$88	$(7)	Gains on sale of loans
Forward commitments	104	(158)	Gains on sale of loans

The Company’s interest rate swaps are subject to a master netting arrangement between the Company and its designated counterparty. The Company has not made a policy election to offset its derivative positions.

The following presents the effect of the master netting arrangement on the presentation of the derivative assets and liabilities in the Consolidated Balance Sheets as of December 31, 2024 and 2023 (in thousands):

	2024	2023

Interest rate swaps – derivative assets:
Gross amount of recognized assets	$5,464	$4,897
Gross amount offset in the Consolidated Balance Sheets	-	-

Net amount of assets presented in the Consolidated Balance Sheets	5,464	4,897

Gross amounts not offset in the Consolidated Balance Sheets
Financial instruments	5,464	4,897
Cash collateral received	-	-

Net Amount	$5,464	$4,897

Interest rate swaps – derivative liabilities:
Gross amount of recognized liabilities	$-	$23
Gross amount offset in the Consolidated Balance Sheets	-	-

Net amount of liabilities presented in the Consolidated Balance Sheets	-	23

Gross amounts not offset in the Consolidated Balance Sheets
Financial instruments	-	23
Cash collateral pledged	-	-

Net Amount	$-	$23

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
9.     Shareholders’ Equity

On March 24, 2022, the Company announced a stock repurchase plan whereby the Company could repurchase up to $3,000,000 of its outstanding shares of common stock. The plan ended in 2023 with the repurchase of 76,015 shares for $1,346,000. The stock repurchases are accounted for using the constructive retirement method with a reduction in retained earnings.

On April 19, 2022, the Company announced its first quarterly dividend of eight cents per common share payable May 13, 2022. Since then, the Company paid eight cent quarterly dividends each August, November, February and May.

10.     Federal Income Taxes

The components of income tax expense for the years ended December 31, 2024 and 2023 are as follows (in thousands):

	2024	2023

Federal:
Current	$931	$1,415
Deferred	63	(280)

	$994	$1,135

A reconciliation of the statutory income tax at a rate of 21% to the income tax expense included in the Consolidated Statements of Income is as follows for 2024 and 2023, respectively:

	2024	2023

Federal income tax at statutory rate	21.0%	21.0%
Tax-exempt income, net of disallowed interest expense	(1.4)	(1.3)
Bank owned life insurance	(2.2)	(1.3)
Merger expenses	2.7	-
Other	0.4	0.3

Effective Income Tax Rate	20.5%	18.7%

The provision for income taxes differs from that computed by applying statutory rates to income before income taxes primarily due to the effects of tax-exempt income, non-deductible expenses, incentive stock options, and other immaterial items.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The components of the net deferred tax asset, included in other assets on the Consolidated Balance Sheets, consist of the following as of December 31, 2024 and 2023, respectively (in thousands):

	2024	2023

Deferred tax assets:
Allowance for credit losses	$773	$706
Unrealized holding losses on available-for-sale securities	2,744	2,947
Stock-based compensation	19	126
Salary continuation plan, unfunded	141	123
Operating leases	666	684
Other	183	192

Total deferred tax assets	4,526	4,778

Deferred tax liabilities:
Depreciation	(148)	(189)
Derivative and fair value adjustment	(296)	(224)
Loan origination costs	(240)	(241)
Operating leases right-of-use	(626)	(649)
Prepaid expenses	(163)	(156)

Total deferred tax liabilities	(1,473)	(1,459)

Net Deferred Tax Asset	$3,053	$3,319

11.     Transactions with Executive Officers, Directors and Affiliated Companies

The Company has had, and is expected to have in the future, banking transactions with its executive officers, directors, their immediate families, and affiliated companies (commonly referred to as related parties). As of December 31, 2024 and 2023, related party loans totaled $13,761,000 and $7,870,000, respectively. During 2024, loan advances and repayments totaled $6,658,000 and $389,000 respectively. Related party loans of $378,000 reported in December 31, 2023 was for a director who retired and are no longer classified as related party loans as of December 31, 2024.

As of December 31, 2024 and 2023, deposits from related parties totaled $13,197,000 and $13,189,000, respectively.

The Company has an agreement with a related party to provide property management services for the Bank administrative and branch locations. The Company paid $40,000 in 2024 and $37,000 in 2023 to the related party.

The Company has an event sponsorship with a related party and also purchases event tickets to serve as business development opportunities. During 2024 and 2023, $11,000 and $15,000, respectively, was paid to the related party.

The Company has an event sponsorship with business development opportunities with a related party. The Company paid $8,000 and $11,000 in 2024 and 2023, respectively, to the related party.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
12.     Financial Instruments with Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary, is based on our credit evaluation of the counter-party. Collateral held varies but may include cash, accounts receivable, inventory, equipment, and real estate.

The following financial instruments were outstanding whose contract amounts represent credit risk as of December 31, 2024 and 2023 (in thousands):

	2024	2023

Commitments to grant loans	$-	$600
Unfunded commitments under lines of credit	192,979	199,942
Letters of credit	7,597	7,167

	$200,576	$207,709

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The amount of the liability as of December 31, 2024 and 2023 for guarantees under standby letters of credit is not material.

The Company is not involved in any legal proceedings which, in management’s opinion, could have a material effect on the consolidated financial position of the Company.

The Company maintains an allowance for credit loss for unfunded loan commitments which is included in the balance of other liabilities in the Consolidated Balance Sheets. The allowance for credit loss for unfunded loan commitments is determined as part of the monthly allowance for credit loss analysis. See Note 1 and Note 3 for further detail.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
13.     Employee Benefit Plan

The Company provides a retirement plan which includes a defined contribution 401K retirement plan and a profit sharing plan that covers eligible employees. The Company’s matching contribution for the 401K retirement plan is 100% of each participant’s elective contribution up to 2% of employee compensation. The Company may, in its sole discretion, make an additional profit sharing contribution to the 401K retirement plan. Contributions will be allocated in an amount designated by the Company based on annual financial performance. The expense of this plan included in salaries and employee benefits was $221,000 and $466,000 in 2024 and 2023, respectively.

14.     Stock-Based Compensation Plans

On December 20, 2021, the Board of Directors adopted the 2021 Non-Employee Directors Stock Incentive Plan (2021 Directors Plan). The 2021 Directors Plan replaces the 2012 Directors Plan, which expired in 2022. The 2021 Directors Plan allows grants of nonqualified stock options, stock appreciation rights, stock awards, restricted stock and deferred stock units. 150,000 shares of common stock are reserved for issuance under the plan. A Non-Employee Director Compensation Program was established and put under the auspices of the Compensation Committee. Compensation is paid in restricted stock or cash at the discretion of the individual director. The current annual compensation for all Non-Employee Directors is as follows:

•Board Member - $12,000 annual retainer and $750 per board meeting attended;
•Committee Chair - $6,000 annual retainer for Loan Committee and Audit Committee, and $3,000 annual retainer for all other committees;
•Non-Chair Committee Members - $5,000 annual retainer for Loan Committee members and $2,000 annual retainer for all other committee members; and
•Lead Independent Director - $8,000 annual retainer.
•Enterprise Risk Management Committee Board Representative - $3,000 annual retainer.

In addition, each Non-Employee Director receives an annual $8,000 equity award payable in arrears.

Under the 2016 Stock Incentive Plan, employees are eligible to receive options to purchase shares of common stock at the fair value on the date the option is granted. Each grant, including those granted in 2023 and 2022, vests over a three-year period and will expire no later than 10 years from the date of the grant. The Company issues shares from its authorized, but unissued, common stock when options are exercised.

The 2016 Stock Incentive Plan also provides for stock-based incentives in the form of stock appreciation rights, restricted stock, restricted stock units, and deferred stock awards up to 137,500 shares. The Company uses the fair value of the stock on the date of award to measure compensation cost for restricted stock unit awards. Compensation cost on restricted stock, restricted stock units, and deferred awards is recognized over the vesting period of the award using the straight-line method.

There were no stock option grants in 2024. The weighted average grant date calculated fair value of options granted in 2023 was $4.83. The calculated value of the options awarded under the option plans is estimated on the date of grant using the Black-Scholes valuation model, which is dependent upon certain assumptions as presented below:

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

December 31,	2024	2023

Expected life (in years)	-	8.00
Risk-free interest rate	-%	3.53%
Expected volatility	-%	24.19%
Expected dividend yield	-%	1.83%

The expected life of the options was estimated using the average vesting period of the options granted and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is the U.S. Treasury rate commensurate with the expected life of the options on the grant date. Volatility of the Company’s stock price in 2023 was based on its trading on the OTC Markets for the respective expected life of the award granted. Historical volatility of the NASDAQ Bank Index was used for previous years. Compensation cost on options is also recognized over the vesting period of the award using the straight-line method.

Information regarding the Company’s stock option plans for the years ended December 31, 2024 is as follows (dollars in thousands, except exercise prices):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

Options outstanding, January 1, 2024	38,180	$16.23	5.5 years	$172
Options granted	-	-
Options exercised	(22,805)	15.58		(326)
Options forfeited	(1,000)	19.98
Options expired	(715)	10.00

Options Outstanding, December 31, 2024	13,660	$17.35	5.5 years	$148

Options Exercisable, December 31, 2024	13,660	$17.35	5.5 years	$148

In 2024, the Company received $355,000 from stock option exercises.

Under the various stock-based compensation plans, all previously unvested options and restricted stock units vested immediately upon execution of the definitive merger agreement with ACNB Corporation on July 23, 2024.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Information pertaining to options outstanding at and for the year ended December 31, 2024 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$9.75 - $11.69	2,310	0.8 years	$10.43	2,310	$10.43
$13.65 - $15.59	2,000	5.3 years	13.85	2,000	13.85
$15.60 - $17.54	2,100	4.5 years	17.25	2,100	17.25
$17.55 - $19.90	2,000	8.3 years	17.60	2,000	17.60
$19.91 - $22.35	5,250	6.9 years	21.68	5,250	21.68

Outstanding at End of Year	13,660	5.5 years	$17.35	13,660	$17.35

	Shares	Weighted Average Grant Date Calculated Value

Nonvested options, January 1, 2024	14,250	$5.21
Granted	-	-
Vested	(13,250)	5.21
Forfeited	(1,000)	5.17
Nonvested options, December 31, 2024	-	$-

Information regarding the Company’s stock option plans for the year ended December 31, 2023 is as follows (dollars in thousands, except exercise prices):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

Options outstanding, January 1, 2023	39,530	$15.13	5.1 years	$172
Options granted	6,000	17.55
Options exercised	(5,800)	10.05		50
Options forfeited	(1,000)	19.98
Options expired	(550)	10.00
Options Outstanding, December 31, 2023	38,180	$16.23	5.5 years	$143
Options Exercisable, December 31, 2023	23,930	$13.85	3.9 years	$135

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
In 2023, the Company received $58,000 from stock option exercises.

Information pertaining to options outstanding at and for the year ended December 31, 2023 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$9.75 - $11.69	10,355	1.1 years	10.24	10,355	10.24
$13.65 - $15.59	4,250	6.3 years	14.15	4,250	14.15
$15.60 - $17.54	8,325	5.7 years	17.28	8,325	17.28
$17.55 - $19.90	4,500	9.3 years	17.60	-	-
$19.91 - $22.35	10,750	7.8 years	21.42	1,000	12.50

Outstanding at End of Year	38,180	5.5 years	$16.23	23,930	$13.85

	Shares	Weighted Average Grant Date Calculated Value

Nonvested options, January 1, 2023	15,500	$4.65
Granted	6,000	4.83
Vested	(6,250)	3.46
Forfeited	(1,000)	5.17

Nonvested options, December 31, 2023	14,250	$5.21

Stock-based compensation expense related to stock options for the years ended December 31, 2024 and 2023 totaled $16,000 and $31,000, respectively. Stock-based compensation awards are generally amortized over a period of three years from the date they are granted. The unamortized stock option expense was $0 at December 31, 2024.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following provides information about nonvested restricted stock for the year ended December 31, 2024:

	Shares	Weighted Average Grant Date Calculated Value

Outstanding at January 1, 2024	-	$-
Granted	4,452	18.36
Vested	(4,452)	18.36

Outstanding at December 31, 2024	-	$-

The following provides information about non-vested restricted stock for the year ended December 31, 2023:

	Shares	Weighted Average Grant Date Calculated Value

Outstanding at January 1, 2023	-	$-
Granted	11,656	17.46
Vested	(11,656)	17.46

Outstanding at December 31, 2023	-	$-

Stock-based compensation expense related to restricted stock for the years ended December 31, 2024 and 2023 totaled $82,000 and $203,000, respectively. Restricted stock grants generally vest immediately. There was no unamortized compensation cost related to restricted stock at December 31, 2024.

The following provides information about nonvested restricted stock units for the year ended December 31, 2024:

	Shares	Weighted Average Grant Date Calculated Value

Outstanding at January 1, 2024	29,118	$19.55
Granted	-	-
Dividend equivalent units granted	278	-
Vested	(29,396)	19.36
Forfeited	-	-

Outstanding at December 31, 2024	-	$-

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following provides information about nonvested restricted stock units for the year ended December 31, 2023:

	Shares	Weighted Average Grant Date Calculated Value

Outstanding at January 1, 2023	31,826	$18.44
Granted	8,430	16.57
Dividend equivalent units granted	531	-
Vested	(10,538)	13.64
Forfeited	(1,131)	19.92

Outstanding at December 31, 2023	29,118	$19.55

There were no vested restricted stock units outstanding at December 31, 2023.

Stock-based compensation expense related to restricted stock units for the years ended December 31, 2024 and 2023 totaled $55,000 and $160,000, respectively. Restricted stock unit grants are amortized over the three year vesting period. There were no restricted stock units outstanding at December 31, 2024. All compensation expense has been recognized.

15.    Employment Agreements

The Company entered into a three-year employment agreement on December 30, 2016 with Eugene J. Draganosky as Chief Executive Officer, which includes minimum annual salary commitments and change of control provisions. The agreement contains rolling-term options to renew for additional one-year periods. On January 1, 2018, Mr. Draganosky’s agreement was amended to include an automobile allowance. A new agreement, restating and replacing the prior agreement was entered into on January 1, 2023. The three-year agreement contains annual rolling term options extending the agreement for three years from the option date. On September 14, 2022, the Company entered into a similar agreement with Thomas J. Sposito II, who succeeded Mr. Draganosky as President. The agreement is for one-year with annual one-year renewals. On March 1, 2024, Mr. Sposito’s agreement was amended to two years with two-year annual rolling renewals. Additionally, the Company has entered into change of control agreements with seven other executive officers. Upon resignation after a change in the control of the Company, as defined in the agreement, the individuals will receive monetary compensation in the amount set forth in the agreements, subject to the Emergency Economic Stabilization Act of 2008.

16.    Salary Continuation Plan

The Company entered into salary continuation agreements with its former Chief Executive Officer and its Chief Operating Officer and Chief Financial Officer in 2012. This is an unfunded plan that provides for target retirement benefits beginning at age 65. The agreements also provide for benefits in the event of early retirement, disability, death during active service or change in control of the Company. In 2021, a salary continuation agreement was entered into with the current Chief Executive Officer. At December 31, 2024 and 2023, the Company’s total accrued liability under these agreements was $673,000 and $585,000, respectively. Total expense related to this plan as provided for in these agreements amounted to $118,000 and $115,000 for the years 2024 and 2023, respectively.

17.    Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by bank regulators. Failure to meet the minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Traditions Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

The U.S. Basel III Capital Rules requires the Company and the Bank to:

•Meet a minimum Common Equity Tier 1 capital ratio of 4.50% of risk-weighted assets and a Tier 1 capital ratio of 6.00% of risk-weighted assets;

•Meet a minimum total capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 leverage capital ratio of 4.00% of average assets;

•Maintain a capital conservation buffer of 2.50% above the minimum risk-based capital requirement to avoid restrictions on capital distributions and certain discretionary bonus payments; and

•Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and trust preferred securities, are excluded as a component of Tier 1 capital for institutions of the Company’s size.

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expands the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50% and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures and resulting in higher risk weights for a variety of asset categories.

As of December 31, 2024, Traditions Bank met the applicable minimum requirements of the U.S. Basel III Capital Rules, and each of the Bank’s capital ratios exceeded the amounts required to be considered “well capitalized” as defined in the regulations. As of December 31, 2024, the Company’s and the Bank’s capital levels met the fully-phased in minimum capital requirements, including the capital conservation buffers.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
A comparison of the Company’s and Traditions Bank’s actual capital amounts to the regulatory requirements as of December 31, 2024 and 2023 are presented below (in thousands):

December 31, 2024	Actual		For Capital Adequacy Purposes			Minimum Capital Adequacy with Capital Buffer				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio		Amount		Ratio

Total capital (to risk-weighted assets)
Traditions Bancorp, Inc.	$82,432	12.43%	$53,040	≥	8.00%	$69,615	≥	10.50%	$	N/A		N/A
Traditions Bank	81,937	12.36%	53,040	≥	8.00%	69,615	≥	10.50%		66,300	≥	10.00%
Tier 1 capital (to risk-weighted assets)
Traditions Bancorp, Inc.	$78,270	11.81%	$39,780	≥	6.00%	$56,355	≥	8.50%	$	N/A		N/A
Traditions Bank	77,775	11.73%	39,780	≥	6.00%	56,355	≥	8.50%		53,040	≥	8.00%
Common equity tier 1 capital (to risk weighted assets)
Traditions Bancorp, Inc.	$78,270	11.81%	$29,835	≥	4.50%	$46,410	≥	7.00%	$	N/A		N/A
Traditions Bank	77,775	11.73%	29,835	≥	4.50%	46,410	≥	7.00%		43,095	≥	6.50%
Tier 1 capital (to average assets)
Traditions Bancorp, Inc.	$78,270	9.08%	$34,490	≥	4.00%	34,490	≥	4.00%	$	N/A		N/A
Traditions Bank	77,775	9.02%	34,490	≥	4.00%	34,490	≥	4.00%		43,112	≥	5.00%

December 31, 2023	Actual		For Capital Adequacy Purposes			Minimum Capital Adequacy with Capital Buffer				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio		Amount		Ratio

Total capital (to risk-weighted assets)
Traditions Bancorp, Inc.	$78,761	12.12%	$51,966	≥	8.00%	$68,206	≥	10.50%	$	N/A		N/A
Traditions Bank	78,695	12.12%	51,966	≥	8.00%	68,206	≥	10.50%		64,958	≥	10.00%
Tier 1 capital (to risk-weighted assets)
Traditions Bancorp, Inc.	$74,869	11.53%	$38,975	≥	6.00%	$55,214	≥	8.50%	$	N/A		N/A
Traditions Bank	74,803	11.52%	38,975	≥	6.00%	55,214	≥	8.50%		51,966	≥	8.00%
Common equity tier 1 capital (to risk weighted assets)
Traditions Bancorp, Inc.	$74,869	11.53%	$29,231	≥	4.50%	$45,471	≥	7.00%	$	N/A		N/A
Traditions Bank	74,803	11.52%	29,231	≥	4.50%	45,471	≥	7.00%		42,223	≥	6.50%
Tier 1 capital (to average assets)
Traditions Bancorp, Inc.	$74,869	8.70%	$34,416	≥	4.00%	34,416	≥	4.00%	$	N/A		N/A
Traditions Bank	74,803	8.69%	34,415	≥	4.00%	34,415	≥	4.00%		43,019	≥	5.00%

Traditions Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
18.    Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective reporting dates and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

FASB ASC 820-10 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB ASC 820-10 applies to other accounting pronouncements that require or permit fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received to sell the asset or transfer the liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.

FASB ASC 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820-10 are as follows:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
For financial assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows (in thousands):

December 31, 2024	Level 1	Level 2	Level 3	Total

Assets
U.S. treasury securities	$-	$9,575	$-	$9,575
U.S. agency securities	-	11,384	-	11,384
State and municipal securities	-	12,640	-	12,640
Mortgage-backed securities	-	46,966	-	46,966
Collateralized mortgage obligations	-	18,379	-	18,379
Loans held-for-sale	-	14,550	-	14,550
Interest rate locks commitments	-	1,013	-	1,013
Forward commitments	-	41	-	41
Interest rate swaps	-	5,464	-	5,464

	$-	$120,012	$-	$120,012

Liabilities
Interest rate lock commitments	$-	$-	$-	$-
Forward commitments	-	1	-	1
Interest rate swaps	-	5,464	-	5,464
	$-	$5,465	$-	$5,465

December 31, 2023	Level 1	Level 2	Level 3	Total

Assets
U.S. treasury securities	$-	$13,210	$-	$13,210
U.S. agency securities	-	12,001	-	12,001
State and municipal securities	-	12,905	-	12,905
Mortgage-backed securities	-	54,292	-	54,292
Collateralized mortgage obligations	-	19,409	-	19,409
Loans held-for-sale	-	7,213	-	7,213
Interest rate locks commitments	-	925	-	925
Forward commitments	-	-	-	-
Interest rate swaps	-	4,920	-	4,920

	$-	$124,875	$-	$124,875

Liabilities
Interest rate lock commitments	$-	$-	$-	$-
Forward commitments	-	64	-	64
Interest rate swaps	-	4,920	-	4,920
	$-	$4,984	$-	$4,984

There were no transfers between Levels 1, 2, and 3 during the years ended December 31, 2024 and 2023.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used are as follows (in thousands):

December 31, 2024	Level 1	Level 2	Level 3	Total

Individually evaluated loans	$-	$-	$209	$209

December 31, 2023	Level 1	Level 2	Level 3	Total

Individually evaluated loans	$-	$-	$863	$863

The following presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Bank has utilized Level 3 inputs to determine the fair value (in thousands):

December 31, 2024	Fair Value Estimate	Valuation Technique	Unobservable Input	Range (1) (Weighted Average)

Individually evaluated loans – valued at collateral value	$209	Appraisal of collateral	Appraisal adjustments	-30% - 98% (-60%)

December 31, 2023	Fair Value Estimate	Valuation Technique	Unobservable Input	Range(1) (Weighted Average)

Individually evaluated loans – valued at collateral value	$863	Appraisal of collateral	Appraisal adjustments	-30%

(1)It is the Company’s policy to estimate the allowance by discounting the appraised value 30%. However, this liquidation value may be further reduced by the unpaid principal of loans with primary collateral rights thus increasing the range beyond 30% based on the relative fair value of the unpaid principal balance. There were no loans individually evaluated using the present value of cash flow in 2024 and 2023, respectively.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of certain of the Company’s assets and liabilities at December 31, 2024 and 2023:

Securities Available-for-Sale (Carried at Fair Value)

Fair values for securities available-for-sale were based upon a market approach. Securities that are debenture bonds and pass through mortgage-backed investments that are not quoted on an exchange, but are traded in active markets, were obtained through third-party data service providers who use matrix pricing on similar securities. The Company compares evaluations provided by more than one service provider to judge the adequacy of the estimated fair value.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Loans Held-for-Sale (Carried at Fair Value)

The fair value of loans held-for-sale is determined, when possible, using quoted secondary-market prices. If no such quotes prices exist, the fair value of a loan is determined using quoted prices for a similar loan or loans, adjusted for the specific attributes of that loan.

Individually Evaluated Loans

Loans are generally not recorded at fair value on a recurring basis. Periodically, the Company records non-recurring adjustments to the carrying value of loans based on fair value measurements for partial charge-offs of the uncollectible portions of those loans. Non-recurring adjustments can also include certain allocated amounts for collateral-dependent loans calculated when establishing the allowance for credit losses. Such amounts are generally based on the fair value of the underlying collateral supporting the loan and, as a result, the carrying value of the loan less the calculated valuation amount does not necessarily represent the fair value of the loan. Real estate collateral is typically valued using appraisals or other indications of value based on recent comparable sales of similar properties or assumptions generally observable in the marketplace. However, the choice of observable data is subject to significant judgment, and there are often adjustments based on judgment in order to make observable data comparable and to consider the impact of time, the condition of properties, interest rates, and other market factors on current values. Additionally, commercial real estate appraisals frequently involve discounting of projected cash flows, which relies inherently on unobservable data. Therefore, non-recurring fair value measurement adjustments relating to real estate collateral have generally been classified as Level 3. Estimates of fair value for other collateral supporting commercial loans are generally based on assumptions not observable in the marketplace and therefore such valuations have been classified as Level 3.

Derivative Financial Instruments (Carried at Fair Value)

Derivative financial instruments include interest rate locks, forward sales commitments to sell mortgage loans, and interest rate swaps. The fair value of interest rate locks is based on the fair value of the forward sales commitments for those loans, adjusted for loans that are not expected to close. The fair value of forward sales commitments is based on quoted prices for mortgage-backed securities with similar characteristics. The fair value of interest rate swaps is based upon broker quotes.

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Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
The following presents the carrying amount and estimated fair value of the Company’s financial instruments as of December 31, 2024 and 2023 (in thousands):

December 31, 2024	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$41,869	$41,869	$41,869	$-	$-
Securities available-for-sale	98,944	98,944	-	98,944	-
Loans held-for-sale	14,550	14,550	-	14,550	-
Loans receivable, net	670,374	645,983	-	-	645,983
Restricted investment in bank stocks	3,326	3,326	-	3,326	-
Accrued interest receivable	2,820	2,820	-	2,820	-
Interest rate lock commitments	1,013	1,013	-	1,013	-
Forward commitments	41	41	-	41	-
Interest rate swaps	5,464	5,464	-	5,464	-
Financial liabilities:
Demand and savings deposits	554,716	554,716	-	554,716	-
Time deposits	194,591	196,234	-	196,234	-
Accrued interest payable	1,662	1,662	-	1,662	-
Short-term borrowings	-	-	-	-	-
Long-term borrowings	40,000	40,114	-	40,114	-
Interest rate lock commitments	-	-	-	-	-
Forward commitments	1	1	-	1	-
Interest rate swaps	5,464	5,464	-	5,464	-
Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit	-	-	-	-	-

December 31, 2023	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$12,955	$12,955	$12,955	$-	$-
Securities available-for-sale	111,817	111,817	-	111,817	-
Loans held-for-sale	7,213	7,213	-	7,213	-
Loans receivable, net	665,083	633,597	-	-	633,597
Restricted investment in bank stocks	3,072	3,072	-	3,072	-
Accrued interest receivable	2,928	2,928	-	2,928	-
Interest rate lock commitments	925	925	-	925	-
Forward commitments	-	-	-	-	-
Interest rate swaps	4,920	4,920	-	4,920	-
Financial liabilities:
Demand and savings deposits	479,210	479,210	-	479,210	-
Time deposits	251,841	253,509	-	253,509	-
Accrued interest payable	2,169	2,169	-	2,169	-
Short-term borrowings	-	-	-	-	-
Long-term borrowings	32,500	32,399	-	32,399	-
Interest rate lock commitments	-	-	-	-	-
Forward commitments	64	64	-	64	-
Interest rate swaps	4,920	4,920	-	4,920	-
Off-balance sheet financial instruments:
Commitments to extend credit and letters of credit

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements

19. Revenue from Contracts with Customers

All of the Company’s revenues that are in the scope of the “Revenue from Contracts with Customers’ accounting standard (ASC 606) are recognized within noninterest income. ASC 606 does not apply to revenue associated with financial instruments, including revenue from loans and securities. In addition, certain noninterest income streams such as gains on third party mortgage sales, derivatives, and bank owned life insurance are not in scope of the guidance. ASC 606 applicable noninterest revenue streams such as deposit related fees, interchange fees, and referral fees for merchant services, credit cards, and asset management are recognized when the Company’s performance obligations have been satisfied, either on an individual transaction basis such as service charges on deposits, or ratably over a period of time such as asset management referral fees. Substantially all of the Company’s revenue is generated from contracts with customers. Noninterest revenue streams in-scope of ASC 606 are discussed below.

Service Charges on Deposits

Service charges on deposits consist of cash management fees (i.e., net fees earned on analyzed business and public checking accounts), monthly service fees, overdraft and insufficient fund fees, and other deposit account related fees. The Company’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Overdraft and insufficient fund fees and other deposit account related fees are largely transactional based, and therefore, the Company’s performance obligation is satisfied and related revenue recognized, at a point in time. Payment for service charges on deposits is primarily received immediately or in the following month through a direct charge to customers’ accounts.
Electronic Banking Income

Electronic banking income is primarily comprised of debit card income, ATM fees, merchant card processor referrals, and other service charges. Debit card income is primarily comprised of interchange fees earned whenever the Company’s debit cards are processed through card payment networks such as MasterCard. The interchange fees are presented net of any associated expenses. ATM fees are primarily generated when a Company cardholder uses a non-bank ATM or a non-bank cardholder uses a Company ATM. The Company’s performance obligation for debit card interchange income is largely satisfied, and related revenue recognized, when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Asset Management Referral Fees

Asset management referral fees is primarily comprised of fees received on referring customers to an asset management company. The Company receives a percentage of the monthly or quarterly fees collected by the third-party asset management company from referred accounts. The Company’s performance obligation is generally satisfied upon the account opening at the asset management company and then monthly or quarterly thereafter for the shared portion of fees collected by the third-party asset management company.

Trading Fee Income

Trading fee income is fees received from dealer counterparties for commercial loan interest rate swaps originated between the dealer and the Company’s commercial loan customer. The Company’s performance obligation is satisfied, payment is received, and revenue is recognized upon the execution of the swap contract between the dealer and the customer.

Traditions Bancorp, Inc.

Notes to Consolidated Financial Statements
Other

Other noninterest income consists of various fees, safe deposit box rental fees, and other miscellaneous revenue streams. The fees are primarily transactional and the Company’s performance obligation is satisfied and the related revenue recognized at a point in time. Payment for these fees is primarily received immediately or in the following month. Safe deposit box rental fees are charged to the customer on an annual basis and recognized upon receipt of payment. The Company determined that since rentals and renewals occur fairly consistently over time, revenue is recognized on a basis consistent with the duration of the performance obligation.

The following presents noninterest income, segregated by revenue streams in–scope and out-of-scope of Topic 606, for the years ended December 2024 and 2023 (in thousands).

	2024	2023
Noninterest Income
In scope of Topic 606:
Service charges on deposits	$383	$379
Electronic banking income	726	754
Asset management referral fees	276	257
Trading fee income	8	92
Other	355	250

Noninterest Income (in-scope of Topic 606)	1,748	1,732
Noninterest Income (out-of-scope of Topic 606)	5,219	4,017

Total Noninterest Income	$6,967	$5,749

For the years ended December 31, 2024 and 2023, revenue recognized at a point in time totals $894,000 and $1,007,000, respectively. Revenue recognized for services transferred over time totaled $854,000 and $725,000, respectively.

Contract Balances

A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The Company’s noninterest revenue streams are largely based on transactional activity, or standard month-end revenue accruals such as referral fees based on month end reports. Consideration is often received immediately or shortly after the Company satisfies its performance obligation and revenue is recognized. The Company does not typically enter into long-term revenue contracts with customers and, therefore, does not experience significant contract balances. As of December 31, 2024 and 2023, contract assets and contract liabilities were immaterial.